UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2004

Tupperware Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 2353, Orlando, Florida	32802
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Tupperware Corporation may enter into stock option agreements and/or restricted stock agreements with directors, officers, employees and consultants pursuant to awards made from time to time under the terms of its 1996 Incentive Plan, 2000 Incentive Plan, 2002 Incentive Plan and Director Stock Plan, all of which plans have been filed with the Securities and Exchange Commission, in respect of shares of the common stock of the company. In the case of stock option agreements, the terms and conditions include the number shares, the purchase price, period of vesting, duration, and the effect upon vesting and duration of certain events, such as change in control, retirement, death, or termination. In the case of restricted stock agreements, the terms and conditions include the number of shares, period of restriction, conditions to receipt, voting and dividend rights and the effect upon lapsing of restrictions and duration of certain events, such as change in control, retirement, death, or termination. The forms of agreements are attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1        Form of Non-Qualified Stock Option Agreement (for officers, employees and consultants)

Exhibit	10.2 Form of Restricted Stock Agreement

Exhibit 10.3        Form of Non-Qualified Stock Option Agreement (for directors)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 12/06/04	TUPPERWARE CORPORATION
(Registrant)

	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Senior Vice President General Counsel and Secretary